Exhibit 99.1

Universal Logistics Holdings Reports Third Quarter 2023 Financial Results; Declares Dividend

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Third Quarter 2023 Operating Revenues: $421.3 million, 16.7% decrease
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Third Quarter 2023 Operating Income: $36.8 million, 47.3% decrease
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Third Quarter 2023 Earnings Per Share: $0.88 per share, 52.2% decrease
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Declares Quarterly Dividend: $0.105 per share

Warren, MI – October 26, 2023 — Universal Logistics Holdings, Inc. (NASDAQ: ULH) today reported consolidated third quarter 2023 net income of $23.0 million, or $0.88 per basic and diluted share, on total operating revenues of $421.3 million. This compares to net income of $48.5 million, or $1.84 per basic and diluted share, during third quarter 2022 on total operating revenues of $505.7 million.

In the third quarter 2023, Universal’s operating income decreased $33.0 million to $36.8 million, compared to $69.8 million in the third quarter one year earlier. As a percentage of operating revenue, operating margin for the third quarter 2023 was 8.7%, compared to 13.8% during the same period last year. EBITDA, a non-GAAP measure, decreased $27.6 million during the third quarter 2023 to $56.7 million, compared to $84.4 million one year earlier. As a percentage of operating revenue, EBITDA margin for the third quarter 2023 was 13.5%, compared to 16.7% during the same period last year.

“Although our individual operating segments experienced varied results, Universal as a whole delivered a solid financial performance for the third quarter of 2023,” stated Universal’s CEO Tim Phillips. “In this extremely challenging freight environment, depressed volumes and low rates continue to exert downward pressure on the results of our intermodal and company-managed brokerage segments. And while our trucking segment experienced similar macro-level factors, the strong performance in our wind-energy business enhanced the overall financial results in this segment. The highlight of Universal’s third quarter was the recurring, strong performance in our contract logistics segment. Although we are acutely aware of the risks posed by on-going union labor disruptions, our contract logistics solutions continue to be in high demand by our OEM customers in automotive and other industries. We believe that Universal’s diversified service offerings continue to differentiate us in the market. We remain committed to delivering long-term value to our customers and to our shareholders, and we are extremely grateful for the thousands of Universal employees who get the job done.”

Segment Information:

Contract Logistics

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Third Quarter 2023 Operating Revenues: $208.1 million, 0.7% decrease
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Third Quarter 2023 Operating Income: $35.1 million, 16.9% operating margin

In the contract logistics segment, which includes our value-added and dedicated services, third quarter 2023 operating revenues decreased 0.7% to $208.1 million, compared to $209.5 million for the same period last year. At the end of the third quarter 2023, we managed 73 value-added programs compared to 63 at the end of the third quarter 2022. Included in contract logistics segment revenues were $9.1 million in separately identified fuel surcharges from dedicated transportation services, compared to $11.3 million during the same period last year. Third quarter 2023 income from operations decreased $0.3 million to $35.1 million, compared to $35.4 million during the same period last year. As a percentage of revenue, operating margin in the contract logistics segment was 16.9% for both the third quarters 2023 and 2022, the segment's highest operating margin on record.

Intermodal

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Third Quarter 2023 Operating Revenues: $86.6 million, 43.9% decrease
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Third Quarter 2023 Operating (Loss): $(4.3) million, (5.0)% operating margin

Operating revenues in the intermodal segment decreased 43.9% to $86.6 million in the third quarter 2023, compared to $154.4 million for the same period last year. Included in intermodal segment revenues for the recently completed quarter were $12.7 million in separately identified fuel surcharges, compared to $26.4 million during the same period last year. Intermodal segment revenues also include other accessorial charges such as detention, demurrage and storage, which totaled $9.9 million during the third quarter 2023, compared to $31.3 million one year earlier. The average operating revenue per load, excluding fuel surcharges, decreased 24.7% and load volumes fell an additional 11.8% on a year-over-year basis. In the third quarter 2023, the intermodal segment experienced an operating loss of $4.3 million compared to income from operations of $28.1 million during the same period last year. As a percentage of revenue, operating margin in the intermodal segment for the third quarter 2023 was (5.0)%, compared to 18.2% one year earlier.

Trucking

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Third Quarter 2023 Operating Revenues: $97.1 million, 2.5% decrease
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Third Quarter 2023 Operating Income: $6.6 million, 6.8% operating margin

In the trucking segment, third quarter 2023 operating revenues decreased 2.5% to $97.1 million, compared to $99.6 million for the same period last year. Third quarter 2023 trucking segment revenues included $28.8 million of brokerage services, compared to $43.1 million during the same period last year. Also included in our trucking segment revenues were $6.3 million in separately identified fuel surcharges during the third quarter 2023, compared to $9.1 million in fuel surcharges during the same period last year. On a year-over-year basis, the average operating revenue per load, excluding fuel surcharges, increased 13.3% while load volumes declined 13.1%. Income from operations in the third quarter 2023 increased $1.8 million to $6.6 million compared to $4.8 million during the same period last year. As a percentage of revenue, operating margin in the trucking segment for the third quarter 2023 was 6.8% compared to 4.8% during the same period last year.

Company-managed Brokerage

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Third Quarter 2023 Operating Revenues: $28.1 million, 30.8% decrease
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Third Quarter 2023 Operating (Loss): $(1.1) million, (3.8)% operating margin

Third quarter 2023 operating revenues in the company-managed brokerage segment decreased 30.8% to $28.1 million compared to $40.6 million for the same period last year. On a year-over-year basis, average operating revenue per load and load volumes in the company-managed brokerage segment decreased 11.1% and 12.3%, respectively. Third quarter 2023 operating losses in the company-managed brokerage segment were $(1.1) million which compares to $1.1 million of operating income during the same period last year. As a percentage of revenue, operating margin for the third quarter 2023 was (3.8)% compared to 2.7% during the same period last year.

Cash Dividend

Universal Logistics Holdings, Inc. also announced today that its Board of Directors declared a cash dividend of $0.105 per share of common stock. The dividend is payable to shareholders of record at the close of business on December 4, 2023 and is expected to be paid on January 2, 2024.

Other Matters

As of September 30, 2023, Universal held cash and cash equivalents totaling $16.8 million, and $10.5 million in marketable securities. Outstanding debt at the end of the third quarter 2023 was $392.0 million, and capital expenditures totaled $112.3 million, including $80.0 million for the acquisition of a terminal in Compton, Los Angeles County, California.

Universal calculates and reports selected financial metrics not only for purposes of our lending arrangements but also in an effort to isolate and exclude the impact of non-operating expenses related to our corporate development activities. These statistics are described in more detail below in the section captioned “Non-GAAP Financial Measures.”

Conference call:

We invite investors and analysts to our quarterly earnings conference call.

Quarterly Earnings Conference Call Dial-in Details:

Time:	10:00 a.m. Eastern Time
Date:	Friday, October 27, 2023
Call Toll Free:	(877) 270-2148
International Dial-in:	+1 (412) 902-6510

A replay of the conference call will be available through November 3, 2023, by calling (877) 344-7529 (toll free) or +1 (412) 317-0088 (toll) and using encore replay code 2772793. The call will also be available on investors.universallogistics.com.

Source: Universal Logistics Holdings, Inc.

For Further Information:

Steven Fitzpatrick, Investor Relations

SFitzpatrick@UniversalLogistics.com

About Universal:

Universal Logistics Holdings, Inc. (“Universal”) is a holding company that owns subsidiaries engaged in providing a variety of customized transportation and logistics solutions throughout the United States, and in Mexico, Canada and Colombia. Our operating subsidiaries provide customers with supply chain solutions that can be scaled to meet their changing demands and volumes. Universal’s consolidated subsidiaries offer customers a broad array of services across the entire supply chain, including truckload, brokerage, intermodal, dedicated, and value-added services. In this press release, the terms “us,” “we,” “our,” or the “Company” refer to Universal and its consolidated subsidiaries.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements can be identified by words such as: “expect,” “anticipate,” “intend,” “plan,” “goal,” “prospect,” “seek,” “believe,” “targets,” “project,” “estimate,” “future,” “likely,” “may,” “should” and similar references to future periods. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in Universal’s reports and filings with the Securities and Exchange Commission. Universal assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Operating revenues:
Truckload services	$69,598	$58,107	$167,858	$176,651
Brokerage services	56,894	83,687	185,892	292,789
Intermodal services	86,630	154,391	289,241	468,869
Dedicated services	86,701	86,613	258,003	241,551
Value-added services	121,428	122,894	370,225	376,875
Total operating revenues	421,251	505,692	1,271,219	1,556,735

Operating expenses:
Purchased transportation and equipment rent	147,470	208,870	443,434	668,216
Direct personnel and related benefits	134,866	127,125	412,004	389,966
Operating supplies and expenses	43,060	44,734	130,351	132,886
Commission expense	8,334	10,632	24,149	31,412
Occupancy expense	10,913	10,150	33,106	30,345
General and administrative	13,633	13,617	38,967	36,382
Insurance and claims	6,828	5,745	20,795	16,925
Depreciation and amortization	19,386	15,048	57,061	58,333
Total operating expenses	384,490	435,921	1,159,867	1,364,465
Income from operations	36,761	69,771	111,352	192,270
Interest expense, net	(6,495)	(4,490)	(16,590)	(10,842)
Other non-operating income (loss)	588	(454)	885	(324)
Income before income taxes	30,854	64,827	95,647	181,104
Provision for income taxes	7,807	16,347	24,159	45,917
Net income	$23,047	$48,480	$71,488	$135,187

Earnings per common share:
Basic	$0.88	$1.84	$2.72	$5.10
Diluted	$0.88	$1.84	$2.72	$5.09

Weighted average number of common shares outstanding:
Basic	26,286	26,278	26,284	26,533
Diluted	26,310	26,309	26,311	26,551

Dividends declared per common share:	$0.105	$0.105	$0.315	$0.315

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$16,811	$47,181
Marketable securities	10,491	10,000
Accounts receivable - net	307,452	350,720
Other current assets	54,467	51,751
Total current assets	389,221	459,652
Property and equipment - net	533,951	391,154
Other long-term assets - net	336,104	352,872
Total assets	$1,259,276	$1,203,678

Liabilities and shareholders' equity
Current liabilities, excluding current maturities of debt	$217,094	$221,598
Debt - net	387,209	378,500
Other long-term liabilities	144,818	156,650
Total liabilities	749,121	756,748
Total shareholders' equity	510,155	446,930
Total liabilities and shareholders' equity	$1,259,276	$1,203,678

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Contract Logistics Segment:
Average number of value-added direct employees	5,439	4,968	5,501	5,064
Average number of value-added full-time equivalents	300	1,226	631	1,384
Number of active value-added programs	73	63	73	63

Intermodal Segment:
Number of loads	119,792	135,800	355,016	435,923
Average operating revenue per load, excluding fuel surcharges	$547	$726	$567	$706
Average number of tractors	2,027	2,269	2,102	2,185
Number of depots	9	10	9	10

Trucking Segment:
Number of loads	43,996	50,614	134,568	154,479
Average operating revenue per load, excluding fuel surcharges	$2,033	$1,794	$1,759	$1,799
Average number of tractors	879	896	893	899
Average length of haul	382	388	388	397

Company-Managed Brokerage Segment:
Number of loads (a)	18,535	21,141	56,305	68,453
Average operating revenue per load (a)	$1,475	$1,659	$1,593	$1,960
Average length of haul (a)	601	608	621	593

(a) Excludes operating data from freight forwarding division in order to improve the relevance of the statistical data related to our brokerage services and improve the comparability to our peer companies.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data - Continued

(Dollars in thousands)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Operating Revenues by Segment:
Contract logistics	$208,129	$209,507	$628,228	$618,426
Intermodal	86,630	154,391	289,241	468,869
Trucking	97,085	99,619	258,043	303,649
Company-managed brokerage	28,102	40,615	91,652	160,940
Other	1,305	1,560	4,055	4,851
Total	$421,251	$505,692	$1,271,219	$1,556,735

Income from Operations by Segment:
Contract logistics	$35,103	$35,400	$95,673	$88,300
Intermodal	(4,324)	28,148	2,241	72,526
Trucking	6,558	4,791	14,770	21,821
Company-managed brokerage	(1,070)	1,079	(2,230)	9,097
Other	494	353	898	526
Total	$36,761	$69,771	$111,352	$192,270

Non-GAAP Financial Measures

In addition to providing consolidated financial statements based on generally accepted accounting principles in the United States of America (GAAP), we are providing additional financial measures that are not required by or prepared in accordance with GAAP (non-GAAP). We present EBITDA and EBITDA margin, each a non-GAAP measure, as supplemental measures of our performance. We define EBITDA as net income plus (i) interest expense, net, (ii) income taxes, (iii) depreciation, and (iv) amortization. We define EBITDA margin as EBITDA as a percentage of total operating revenues. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, we are presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure. Set forth below is a reconciliation of net income, the most comparable GAAP measure, to EBITDA for each of the periods indicated:

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
	( in thousands)		( in thousands)
EBITDA
Net income	$23,047	$48,480	$71,488	$135,187
Income tax expense	7,807	16,347	24,159	45,917
Interest expense, net	6,495	4,490	16,590	10,842
Depreciation	16,208	11,498	47,521	47,658
Amortization	3,178	3,550	9,540	10,675
EBITDA	$56,735	$84,365	$169,298	$250,279

EBITDA margin (a)	13.5%	16.7%	13.3%	16.1%

(a) EBITDA margin is computed by dividing EBITDA by total operating revenues for each of the periods indicated.

We present EBITDA and EBITDA margin because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

EBITDA has limitations as an analytical tool. Some of these limitations are:

• EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

• EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

• EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

• Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

• Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA and EBITDA margin should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and only supplementally on EBITDA and EBITDA margin.